Exhibit 99.1

BANKFINANCIAL CORPORATION

FOURTH QUARTER 2008

QUARTERLY FINANCIAL AND STATISTICAL SUPPLEMENT

FOR THE LATEST FIVE QUARTERS

Note: Certain reclassifications have been made in the prior period’s financial statements and reflected in the Selected Quarterly Financial and Statistical Data tables to conform with the current period’s presentation.

The information and statistical data contained herein have been prepared by BankFinancial Corporation and have been derived or calculated from selected quarterly and period-end historical financial statements prepared in accordance with accounting principles generally accepted in the United States. BankFinancial Corporation is under no obligation to update, keep current or continue to provide the information contained herein. This information is provided solely for informational purposes and is not to be construed as a solicitation or an offer to buy or sell any securities or establish any business relationships with BankFinancial Corporation or its subsidiary.

BANKFINANCIAL CORPORATION

NON-GAAP FINANCIAL MEASURES

BankFinancial Corporation, a Maryland corporation (“the Company”) utilizes a number of different financial measures, both GAAP and non-GAAP, in making operating, budgeting and planning decisions for future periods. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. The Company believes that the use of the non-GAAP financial measures described below provides the Board of Directors and management, and may provide some investors, with a more complete understanding of the Company’s operating results and trends, and facilitate comparisons to historical and peer performance. The Company’s non-GAAP financial measures should be considered supplemental in nature and should not be considered in isolation, or as superior to or a substitute for, financial measures that are prepared in accordance with GAAP. In addition, the Company’s non-GAAP financial measures may differ from similar non-GAAP financial measures that are used by other companies, thus limiting their usefulness as a comparative tool.

Equity-based Compensation. The Company believes that the exclusion of equity-based compensation expense from its net income (loss) facilitates the comparison of the Company’s operating results to the Company’s historical performance, including the prior periods in which it operated as a mutual institution and had no stock outstanding. In addition, the Company believes that this non-GAAP measure facilitates the comparison of the Company’s performance to the performance of other financial institutions that have different or more seasoned equity-based compensation plans, including plans pursuant to which stock option awards vested prior to the effective date of SFAS No. 123R.

Amortization of Intangibles Expense. The Company believes that the exclusion from its net income (loss) of expense for the amortization of the core deposit intangible assets resulting from its acquisition of Success Bancshares and University National Bank facilitates the comparison of the Company’s operating results to the Company’s historical performance and to the performance of other financial institutions with different acquisition histories. In addition, the level of amortization of core deposit intangible assets arising from an acquisition can vary significantly depending on the valuation methodology used and the interest rate environment that existed at the time of the acquisition.

Gain on sale of Visa stock and Gain on unredeemed Visa stock. The Company believes that the exclusion of these gains, related to the completion of Visa’s IPO in March of 2008, from its net income (loss) facilitates the comparison of the Company’s operating results to the Company’s historical performance.

Visa Litigation. The Company believes that the exclusion of this litigation expense due to our proportionate share of Visa litigation charges from its net income (loss) facilitates the comparison of the Company’s operating results to the Company’s historical performance.

Loss on Impairment of Securities. The Company believes that the exclusion from its net income (loss) of the impairment loss on our Freddie Mac preferred stocks, based on our determination that the unrealized loss that existed with respect to these securities constituted an other-than-temporary impairment, facilitates the comparison of the Company’s operating results to the Company’s historical performance. Any deferred tax valuation reserve related to the loss on impairment will also be excluded from net income (loss).

Core Return on Assets. The Company believes that adjusting the calculation of its return on assets to exclude the equity-based compensation expense, the amortization of intangibles expenses, the Visa gains and settlement expense, and the loss on impairment furthers the purposes described above. Thus, the Company calculates core return on assets by dividing net income (loss) for a period, adjusted to exclude these items, by its average assets for the period.

Core Return on Equity. The Company believes that adjusting the calculation of its return on equity to exclude the equity-based compensation expense, the amortization of intangibles expenses, the Visa gains and settlement expense, and the loss on impairment furthers the purposes described above. Thus, the Company calculates core return on equity by dividing average stockholders’ equity for a period by net income (loss), adjusted to exclude these items, for the period.

Core Dilutive Earnings per Share. The Company believes that adjusting the calculation of its dilutive earnings per share to exclude the equity-based compensation expense, the amortization of intangibles expenses, the Visa gains and settlement expense, and the loss on impairment furthers the purposes described above. Thus, the Company calculates core dilutive earnings per share by net income (loss), adjusted to exclude these items, for the period by the weighted average dilutive common shares outstanding, for the period.

Core Noninterest Expense to Average Total Assets. The Company believes that adjusting the calculation of its noninterest expense to average total assets to exclude the equity-based compensation expense, the amortization of intangibles expenses, the Visa settlement expense, and the loss on impairment furthers the purposes described above. Thus, the Company calculates noninterest expense to average total assets by dividing noninterest expense, adjusted to exclude these expenses, by average total assets for the period.

Core Efficiency Ratio. The Company believes that adjusting the calculation of its efficiency ratio to exclude the equity-based compensation expense, the amortization of intangibles expenses, the Visa gains and settlement expense, and the loss on impairment the purposes described above. Thus, the Company calculates core efficiency ratio by dividing noninterest expense, adjusted to exclude these expenses, by the sum of net interest income and noninterest income, adjusted to exclude these gains.

There are inherent limitations associated with the use of each of the above non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results in the future. The Company has further highlighted these and the other limitations described above by providing a reconciliation of the GAAP amounts that have been excluded from these non-GAAP financial measures.

BANKFINANCIAL CORPORATION

NON-GAAP FINANCIAL MEASURES

(Dollars in thousands; except per share) – (Unaudited)

FOR THE QUARTERS AND YEARS ENDED DECEMBER 31, 2008 AND 2007	Three months ended December 31,		Year ended December 31,
	2008	2007	2008	2007
Core Operating Income:
Net Income (Loss)	$7,908	$929	$(19,389)	$7,155

Adjustments:
Equity-based compensation and benefits	833	1,219	4,636	5,084
Amortization of core deposit intangible	440	464	1,784	1,879
Gain on sale of VISA stock	—	1,240	(1,385)	1,240
Gain on unredeemed Visa stock	—	—	(1,240)	—
Loss on impairment of securities	—	—	35,919	—
Tax effect on adjustments assuming 39.745% tax rate	(506)	(1,162)	(15,784)	(3,260)
Deferred tax valuation reserve on loss on impairment of securities	(10,087)	—	—	—

Core Operating Income (Loss)	$(1,412)	$2,690	$4,541	$12,098

Return on assets (ratio of net income (loss) to average total assets) (1)	2.14%	0.25%	(1.33)%	0.47%
Core return on assets (ratio of core operating income to average total assets) (1)	(0.38)%	0.72%	0.31%	0.79%

Return on equity (ratio of net income (loss) to average equity) (1)	11.81%	1.23%	(6.84)%	2.30%
Core return on equity (ratio of core operating income to average equity) (1)	(2.11)%	3.56%	1.60%	3.88%

Diluted earnings (loss) per common share	$0.40	$0.05	$(0.98)	$0.35
Core dilutive earnings per common share	$(0.07)	$0.13	$0.23	$0.59

Core Noninterest Expenses:
Noninterest Expenses	$14,796	$14,311	$88,622	$52,482
Adjustments:
Equity-based compensation and benefits	(833)	(1,219)	(4,636)	(5,084)
Amortization of core deposit intangible	(440)	(464)	(1,784)	(1,879)
Visa litigation	—	(1,240)		(1,240)
Loss on impairment of securities	—	—	(35,919)	—

Core Noninterest Expenses	$13,523	$11,388	$46,283	$44,279

Noninterest expense to average total assets (1)	4.00%	3.86%	6.06%	3.42%
Core noninterest expense to average total assets (1)	3.66%	3.07%	3.16%	2.89%

Efficiency ratio (ratio of noninterest expense to net interest income plus noninterest income)	98.24%	92.05%	142.30%	82.91%
Core efficiency ratio (ratio of core noninterest expense to net interest income plus core noninterest income)	89.79%	73.25%	77.59%	69.95%

(1)	Annualized for the three-month periods.